AXP PARTNERS FUNDS
                 ROYCE & ASSOCIATES, LLC RULE 10f-3 REPORT FORM
           Record of Securities Purchased Under Rule 10f-3 Procedures

1.   Name of Portfolio: AXP Partners Small-Cap Value Fund, AXP Variable Partners
     Small-Cap Value Fund


2.   Issuer: General Direct Corp.

3.   Date of Purchase: 08/11/2003

4.   Underwriter from whom purchased: KEEFE BRUYETTE & WOODS, Inc.

5.   "Affiliated Underwriter" managing or participating in syndicate: LEGG MASON
     WOOD WALKER

6.   Is a list of the underwriting syndicate's members attached? Yes X No

7.   Aggregate principal amount of purchase by all accounts managed by Royce &
     Associates: $945,000

8.   Aggregate principal amount of offering: $147,000,000

9.   Purchase price per share or other unit: $21.00 (net of fees and expenses)

10.  Date offering commenced: 08/11/2003

11.  Offering price per share: $21.00

12.  Price at close of first full trading day: $ 25.00

13.  Commission, spread or profit: 1.47                 7 % of total offering

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
14.  Have the following conditions been satisfied:                                      Yes      No
     a.   The securities are:
          (i) part of an issue registered under the Securities Act
          of 1933 which is being offered to the public;                                 _X_     ___

          (ii) part of an issue of U.S. government securities (as defined
          in Section 2(a)(16);                                                          ___     _X_

          (iii) Eligible Municipal Securities (as defined in Rule 10f-3);               ___     _X_

          (iv) sold in an Eligible Foreign Offering (as defined in
          Rule 10f-3); or                                                               ___     _X_

          (v) sold in an Eligible Rule 144A Offering (as defined
          in Rule 10f-3)?                                                               ___     _X_

     b.   The purchase price paid did not exceed: i) the offering price at the close of the first full day on which any sales were made; or ii) the price paid by other purchasers of securities in the offering or a
          concurrent offering?                                                          ___     _X_
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
                                                                                        Yes     No
     c.  (1) The securities were purchased prior to the close of the first day
         on which any sales were made?                                                  _X_     ___

         or

         (2) If the securities were offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day
         preceding the day on which the rights offering terminated?                     ___     ___

     d.  The underwriting was a firm commitment underwriting?                           _X_     ___

     e.  The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar
         securities during the same period?                                             _X_     ___

     f.  (1) The issuer of the securities (other than the issuer of municipal securities) and its predecessors have been in continuous
         operation for not less than three years?                                       _X_     ___

         or

         (2) If securities are municipal securities, the issue of securities has received an investment grade rating from a nationally recognized statistical rating organization or, if the issuer or entity supplying the revenues from which the issue is to be paid has been in continuous operation less than three years (including any predecessor), it has received one of the three highest ratings from at least one such rating
         organization?                                                                  ___     ___

     g.  The amount of such securities purchased by all of R&A client accounts did not exceed:
         (1) If purchased in an offering other than an Eligible Rule 144A Offering,
         25% of the principal amount of the offering?                                   _X_     ___

         or

         (2) If purchased in an Eligible Rule 144A Offering, 25% of the total of
         (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus (2) the principal amount of the offering of such class in any concurrent public
         offering?                                                                      ___     ___
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
                                                                                        Yes     No

     h.  (1) No Affiliated Underwriter was a direct or indirect participant in
         or beneficiary of the sale?                                                    _X_     ___

         or

         (2) With respect to the purchase of Eligible Municipal Securities, such purchase was not designated as a group sale or otherwise allocated to
         the account of an affiliated underwriter?                                      ___     ___




/s/ Dan O'Bryne                                                   Date  8/12/03
----------------------
    Dan O'Bryne
    Head of Administration or designee